ZIPCAR, INC.

Nonstatutory Stock Option Agreement

Granted Under 2011 Stock Incentive Plan

  Grant of Option.

  This agreement (this "Agreement") evidences the grant by Zipcar, Inc., a Delaware corporation (the "Company"), on _________ __, 20__ (the "Grant Date") to                   , an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2011 Stock Incentive Plan (the "Plan"), a total of                    shares (the "Shares") of common stock, $0.001 par value per share, of the Company ("Common Stock") at $           per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the tenth anniversary of the Grant Date (the "Final Exercise Date").

  It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

  Vesting Schedule.

  This option will become exercisable ("vest") as [25% of the original number of Shares on the first anniversary of the Vesting Commencement Date and as to an additional 2.0833% of the original number of Shares at the end of each successive month following the first anniversary of][ 2.0833% of the original number of Shares at the end of each successive month following] the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date. For purposes of this Agreement, "Vesting Commencement Date" shall mean the Grant Date unless otherwise specified in writing by the Company.

  The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

  [Upon the occurrence of a Change in Control (as defined below), the vesting schedule of the Shares shall be accelerated so that (A) 25% of the Unvested Shares shall vest immediately, (B) the remaining Unvested Shares shall vest ratably on a monthly basis in accordance with the original vesting schedule. In addition, within 12 months after the Change in Control, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined in Section 3(e) below) by the Company or the acquiring or succeeding corporation, then the vesting schedule of the Shares shall be accelerated so that 25% of the Shares that have not yet vested as of the date of the Participant's termination shall vest immediately.

  For purposes of this agreement, the following terms shall have the following meanings:

  (i) "Good Reason" shall exist upon (i) mutual written agreement by the Participant and the Board of Directors of the Company that Good Reason exists; (ii) the relocation of the Company such that such Participant 's daily commute is increased by at least 60 miles without the written consent of the Participant; (iii) reduction of the Participant's annual base salary without the prior consent of the Participant; or (iv) demotion of the Participant to a position with responsibilities substantially less than such Participant's then current position or a change in reporting relationship wherein the Participant reports to someone other than the most senior operating executive at Zipcar without the prior consent of the Participant; provided, however, that with respect to this subparagraph (iv), if the Participant is so demoted or reporting relationship changed (which such demotion or change is not a termination of employment by the Company) after the occurrence of a Change in Control, the Participant shall continue to provide services to the Company as an employee for a transition period of up to four months following the Change of Control (or shorter period as requested by the Company).

  (ii) "Change in Control" shall mean the sale of all or substantially all of the capital stock (other than the issuance by the Company of capital stock to one or more venture capitalists or other institutional investors pursuant to an equity financing (including a debt financing that is convertible into equity) of the Company approved by a majority of the Board of Directors of the Company), assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the capital stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).]

  Exercise of Option.
    Form of Exercise. Each election to exercise this option shall be in writing, in substantially the form of Notice of Stock Option Exercise attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an "Eligible Participant").
    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.
    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
    Termination for Cause. If, prior to the Final Exercise Date, the Participant's employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant's employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of "cause" for termination of employment or other relationship, "Cause" shall have the meaning ascribed to such term in such agreement. Otherwise, "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant's employment or other relationship shall be considered to have been terminated for "Cause" if the Company determines, within 30 days after the Participant's resignation, that termination for Cause was warranted.
  Withholding.

  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

  Transfer Restrictions.
    This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
    The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.
  Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

ZIPCAR, INC.
By: ____________________________________
Name:	__________________________
Title:	____________________________

PARTICIPANT'S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2011 Stock Incentive Plan.

PARTICIPANT:
____________________________
Address:	___________________ ___________________

NOTICE OF STOCK OPTION EXERCISE

Date: ____________

Zipcar, Inc.
25 First Street, 4th Floor
Cambridge, MA 02141
Attention: Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under the Zipcar, Inc. (the "Company") 2011 Stock Incentive Plan on __________ for the purchase of __________ shares of Common Stock of the Company at a purchase price of $_______ per share.

I hereby exercise my option to purchase _________ shares of Common Stock (the "Shares"), for which I have enclosed __________ in the amount of $________. Please register my stock certificate as follows:

Name(s) to appear on stock certificate:	_______________________
_______________________
Address:	_______________________
Tax I.D. #:	_______________________
Very truly yours,
_____________________________
(Signature)